UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2012

HIGHLANDS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-54110	27-1954096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
310 Route 94 Vernon, New Jersey	07462
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 764-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders was held on May 3, 2012 (the "Annual Meeting").  The matters considered and voted on by the Bank’s stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Matter 1: The election of twelve directors, each for a one-year term:

Nominee	For	Against	Abstentions	Broker Non-Votes
John V. Bosma	941,203	29,201	0	0
E. Jane Brown	940,408	29,996	0	0
George E. Irwin	969,609	795	0	0
Andrew J. Mulvihill	960,515	9,889	0	0
Steven V. Oroho	941,005	29,399	0	0
Jeffrey M. Parrott	941,005	29,399	0	0
Dov Perlysky	941,203	29,201	0	0
Edward H. Rolando	969,609	795	0	0
Charles H. Shotmeyer	941,203	29,201	0	0
Martin Theobald	969,609	795	0	0
Douglas Verduin	941,203	29,201	0	0
Bruce D. Zaretsky	941,203	29,201	0	0

Pursuant to the foregoing votes, the above listed nominees were elected to serve as directors until the 2013 Annual Meeting of Stockholders, each until his or her replacement has been duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANCORP, INC.

Date:	May 4, 2012	By:	/s/	George E. Irwin
George E. Irwin
President and Chief Executive Officer